Independent Auditors’ Report
The Board of Directors
Cameleon Software SA:
We have audited the accompanying consolidated statements of financial position of Cameleon Software SA and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, cash flows and changes in equity for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cameleon Software SA and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as adopted by the European Union and in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
As discussed in Notes 6.3 and 8.2, the Company has changed its method of accounting for employee benefits due to the adoption of the new standard Revised IAS 19 “Employee benefits” effective January 1, 2013.

/s/ KPMG SA
March 12, 2014

December 31, 2013

Consolidated Financial Statements

cameleon software

Consolidated financial statements, Year ended December 31, 2013

Consolidated Financial Statements
Contents
1.Consolidated statement of financial position    4
2.Consolidated statement of financial position, continued    5
3.Statement of comprehensive income    6
3.1Consolidated statement of income    6
3.2Consolidated statement of other comprehensive income    7
4.Consolidated statement of cash flows    8
5.Consolidated statement of changes in equity    9
6.Introduction and accounting policies    11
6.1Reporting entity    11
6.2Release of the consolidated financial statements    11
6.3Accounting policies    11
6.4Segment reporting    13
6.5Seasonal variation in business activity    13
6.6Accounting principles    13
6.6.1.Basis of consolidation    13
6.6.2.Transactions denominated in foreign currency - Translation differences    14
6.6.3.Transactions denominated in foreign currency - Translation of the financial statements of foreign subsidiaries    14
6.6.4.Intangible assets    14
6.6.5.Research & development expenditure    14
6.6.6.Goodwill    14
6.6.7.Property, plant and equipment    15
6.6.8.Impairment of assets    15
6.6.9.Leased assets    15
6.6.10.Financial assets and financial liabilities    15
6.6.11.Recognition and measurement of financial assets    16
6.6.12.Recognition and measurement of financial liabilities    16
6.6.13.Treasury shares    16
6.6.14.Share options and free shares    16
6.6.15.Provisions    16
6.6.16.Provision for retirement obligations    16
6.6.17.Revenue    17
6.6.18.Deferred taxes    17
6.6.19.Research and Competitiveness tax credits    18
6.6.20.Result from ordinary activities    18
7.Highlights of the year    19
7.1Public tender offer by PROS Holdings, Inc. on the shares in Cameleon Software    19
7.2Share capital increase    19
8.Disclosures relating to the comparability of the 2013 and 2012 consolidated financial statements    20
8.1Change in consolidation scope    20
8.2Change in accounting principles    20
9.Principal asset line items    21
9.1Intangible assets    21

Consolidated financial statements, Year ended December 31, 2013

9.2Goodwill    22
9.3Property, plant and equipment    23
9.4Other current and non-current financial assets    25
9.4.1.Schedule of investments    25
9.4.2.Current and non-current financial assets by measurement category    26
9.5Accounts receivable - trade    27
9.5.1.Schedule of Accounts receivable - trade    27
9.5.2.Change in provisions for trade receivables    27
9.5.3.Accounts receivable - trade by due date    27
9.6Other current assets    28
9.7Cash and cash equivalents    28
10.Principal equity and liabilities line items    29
10.1Equity    29
10.1.1.Share capital    29
10.1.2.Treasury shares    29
10.1.3.Potential shares    29
10.2Provisions (including for retirement obligations)    30
10.3Deferred taxes    31
10.4Other current and non-current financial liabilities    31
10.5Schedule of loans and other financial debt    32
10.5.1.Change in net financial debt    32
10.5.2.Schedule of gross financial debt    32
10.6Other current liabilities    32
11.Principal comprehensive income line items    33
11.1Revenue    33
11.1.1.Revenue by geographical region    33
11.1.2.Revenue by category    33
11.2Personnel    33
11.3Other operating income    34
11.4Other operating expenses    34
11.5Non-recurring expenses    34
11.6Net finance income    34
11.7Income tax    35
11.7.1.Income tax disclosures    35
11.7.2.Unrecognized tax losses    35
12.Other disclosures    36
12.1Key figures from the parent company French GAAP financial statements of Cameleon Software SA    36
12.2Employees    36
12.3R&D expenditure    36
12.4Earnings per share    36
12.5Statutory auditors' fees    37
13.Commitments    38
13.1Commitments received or given    38
14.Market risk management objectives and policies    39
14.1Foreign exchange risk    39
14.2Interest rate risk and risks related to medium-and long-term borrowings    39

Consolidated financial statements, Year ended December 31, 2013

14.3Equity risk    39
14.4Liquidity risk    40
14.5Capital management    40
15.Related party disclosures    41
15.1Remuneration of principal executive officers    41
15.2Remuneration of executive officers    42
15.3Arrangements for the termination of service of executive officers    42
15.4Other disclosures    44
16.Events after the reporting date    45

Consolidated financial statements, Year ended December 31, 2013

1.	Consolidated statement of financial position

Assets, in €	Notes	12/31/2013	12/31/2012
Goodwill	9.2	2 795 727	2 795 727
Intangible assets	9.1	376 035	476 209
Property, plant and equipment	9.3	165 415	154 959
Other financial assets	9.4	186 339	103 030
Total non-current assets		3 523 516	3 529 925
Accounts receivable -trade	9.5	5 875 386	5 045 016
Other assets	9.6	518 156	474 436
Cash and cash equivalents	9.7	5 348 146	4 867 392
Total current assets		11 741 688	10 386 844
Total assets		15 265 204	13 916 769

Consolidated financial statements, Year ended December 31, 2013

2.	Consolidated statement of financial position, continued

Equity and liabilities in €	Notes	12/31/2013	12/31/2012
Share capital	10.1	2 802 564	2 655 517
Share premium, reserves and retained earnings		2 411 431	1 868 192
Net income for the year		483 873	600 235
Translation reserve
Total equity	5	5 657 726	5 087 660
Provisions for retirement obligations	10.2	204 157	158 103
Long-term loans and other financial debt	10.5	713 775	869 275
Total non-current liabilities		917 932	1 027 378
Provisions	10.2	348 803	136 603
Accounts payable	10.4	2 009 191	876 598
Current tax payables	10.7	16 678
Other liabilities	10.6	6 127 307	6 787 530
Loans and other financial debt	10.5	187 567	1 000
Total current liabilities		8 689 546	7 801 731
Total equity and liabilities		15 265 204	13 916 769

3.	Statement of comprehensive income

3.1	Consolidated statement of income

Consolidated financial statements, Year ended December 31, 2013

In €	Notes	2013	2012
		12 months	12 months
Revenue	11.1	13 187 737	10 433 456
Purchases consumed
Personnel	11.2
External expenses
Taxes and duties
Depreciation and amortization
Increase in provisions
Other operating income	11.3	14 483	93 845
Other operating expenses	11.4
Results from operating activities, before non-recurring items		1 657 706	579 443
Non-recurring expenses	11.5	-1 219 218
Results from operating activities		438 488	543 716
Income from cash and cash equivalents	11.6	82 957	62 767
Cost of financial debt	11.6
Net finance income		71 158	56 519
Income tax	11.7
Net income for the year		483 873	600 235

Basic earnings per share		0.04	0.06
Diluted earnings per share		0.04	0.05

Consolidated financial statements, Year ended December 31, 2013

3.2	Consolidated statement of other comprehensive income

In €	Notes	2013	2012
		12 months	12 months
Net income for the year		483 873	600 235
Items that are not subsequently reclassified to profit or loss
Remeasurement of defined benefit plan obligations (IAS 19R), net of tax
Items that may subsequently be reclassified to profit or loss
Foreign currency translation differences			14 723
Total comprehensive income		463 106	614 958

Consolidated financial statements, Year ended December 31, 2013

4.	Consolidated statement of cash flows

In €		2013	2012
	Notes	12 months	12 months
Net income for the year		483 873	600 235
Depreciation, amortization and provisions	9.1-3-4 / 10.2	497 596
Income tax expense		25 773
Loss (gain) on disposal of non-current assets	11.5 / 11.7		17 033
Share-based payments expense	10.1.3.3	71 176	151 457
Internally generated funds from operations		1 075 577	746 875
Change in operating and other receivables			561 528
Change in operating and other liabilities		471 434	1 045 442
Change in working capital			1 606 970
Net cash from operating activities		553 650	2 353 845
Acquisitions of non-current assets	9.1-3
Disposals of non-current assets	9.4 / 11.4-7	92 141	26 903
Net cash used in investing activities
Proceeds from new loans	10.5	32 000	810 275
Loan repayments	10.5
Share capital increase	7.2	27 497	156
Increase in treasury shares
Net cash from (used in) financing activities			588 979
Effect of changes in exchange rates on cash held			15 689
Net increase in cash and cash equivalents		480 754	2 850 403
Cash and cash equivalents at beginning of year		4 867 392	2 016 989
Cash and cash equivalents at end of year	9.7	5 348 146	4 867 392

Consolidated financial statements, Year ended December 31, 2013

5.	Consolidated statement of changes in equity

In €	Share capital	Share premium	Treasury shares	Other reserves and retained earnings	Other comprehensive income		Total equity
					Translation reserve	Remeasure-ment of defined benefit plan obligations
At January 1, 2012	2 655 463	3 717 482					4 313 417
Comprehensive income for the year
- net income for the year				600 235			600 235
- other comprehensive income					14 723		14 723
Total comprehensive income				600 235	14 723		614 958
Transactions with owners recognized directly in equity
Increase in share capital	54	102					156
Share-based payments				151 457			151 457
Acquisitions and disposals of treasury shares, net			7 672				7 672
Total of transactions with owners recognized directly in equity	54	102	7 672	151 457	0		159 285

At December 31, 2012	2 655 517	3 717 583					5 087 660

Consolidated financial statements, Year ended December 31, 2013

In €	Share capital	Share premium	Treasury shares	Other reserves and retained earnings	Other comprehensive income		Total equity
					Translation reserve	Remeasure-ment of defined benefit plan obligations
At January 1, 2013	2 655 517	3 717 583					5 087 660
Comprehensive income for the year
- net income for the year				483 873			483 873
- other comprehensive income
Total comprehensive income				483 873			463 106
Transactions with owners recognized directly in equity
Increase in share capital	147 048						27 497
Share-based payments				71 176			71 176
Acquisitions and disposals of treasury shares, net			8 288				8 288
Total of transactions with owners recognized directly in equity	147 048		8 288	71 176	0	0	106 961

At December 31, 2013	2 802 564	3 598 032					5 657 726

Share premium comprises the following:
•On share issues     3 474 098 €
•    On share warrants     41 250 €
•    On redeemable share warrants     82 689 €

6.	Introduction and accounting policies

6.1	Reporting entity
Cameleon Software (Euronext: CAM) is the market leader in multichannel and multi-platform product configuration, pricing and quote generation.
Our solutions enable sales teams to reduce the time between the quotation and the order and increase their sales across all channels. They also enable product marketing teams to define new products and bring them to market more quickly. Cameleon Software can be integrated with the principal CRM and ERP systems, such as Salesforce.com, SAP, Oracle and Microsoft, is available on license or in SaaS mode. The Company is listed and has a number of prestigious clients in sectors such as insurance, financial services, telecoms, high-tech and industry, including Cable ONE, Sage, SFR, Technip, ThyssenKrupp and Tyco.

Consolidated financial statements, Year ended December 31, 2013

Further information is available at http://www.cameleon-software.com.

6.2	Release of the consolidated financial statements
The consolidated financial statements as at and for the year ended December 31, 2013 were authorized for issue by the Board of Directors on March 12, 2014 and are subject to the approval of Shareholders at the General Meeting.
The consolidated financial statements as at and for the year ended December 31, 2012 were authorized for issue by the Board of Directors on February 14, 2013 and were approved by the Shareholders in General Meeting on May 22, 2013.
In the context of the acquisition of Cameleon Software by PROS Holdings, Inc. as described in note 7.1, PROS Holdings, Inc. is required to file with the SEC, a Form 8-K/A, incorporating by reference the consolidated financial statements of Cameleon Software for the years ended December 31, 2013 and 2012 prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. Therefore, these consolidated financial statements covering the two years ended December 31, 2013 and 2012 have been authorized by the Board of Directors on March 12, 2014.
The consolidated financial statements of Cameleon Software as at and for the year ended December 31, 2013 and 2012 include those of the Company and its subsidiaries (together referred to as "the Group").

6.3	Accounting policies
The accounting rules and methods used for the consolidated financial statements as at and for the year ended December 31, 2013 are identical to those used for the 2012 consolidated financial statements, except for the new standards and interpretations that are mandatory with effect from January 1, 2013. The accounting methods were uniformly applied by all of the Group entities.

•	Statement of compliance
The consolidated financial statements of Cameleon Software as at and for the year ended December 31, 2013 have been prepared in conformity with International Financial Reporting Standards (IFRSs) as adopted by the European Union and in conformity with IFRSs as issued by the International Accounting Standards Board (IASB).

•	Reporting currency and basis of measurement
The financial statements are presented in euros and are prepared on the historical cost basis, except for short-term investments and share-based payments, which are measured at fair value (for the latter, as of the grant date).

•	Use of estimates
The preparation of consolidated financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of the accounting policies and the reported amounts presented in these financial statements.
The estimates and underlying assumptions are based on past experience and other factors considered reasonable in the circumstances. They serve as a basis for determining the reported amounts of assets and liabilities that cannot be obtained directly from other sources. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any subsequent periods affected.
Significant line items for which estimates were made are the same as those described in the 2012 consolidated financial statements, i.e. asset impairment losses, retirement obligations and measurement of share-based payments, provisions and deferred taxes. Information about assumptions is included in the relevant notes

•	Financial risk management

Consolidated financial statements, Year ended December 31, 2013

The Cameleon Software group has not identified any specific financial risks other than those disclosed in note 14.
The level of exposure to these risks remained limited during 2013.

•	New standards and interpretations
Standards applied for the first time as from January 1, 2013:
Revised IAS 19 - Employee benefits
With effect from January 1, 2013, the remeasurement of net defined benefit plan obligations in the period is recognized in "Other comprehensive income". The cost of services rendered and interest expense continue to be classified as personnel expense. As before, the provision for retirement obligations corresponds to the projected benefit obligation.
The adoption of Revised IAS 19 did not have a significant impact on the consolidated financial statements.
The amount recognized in "Other comprehensive income" for the year ended December 31, 2013 was 17 K€, net of tax.
IFRS 10 - Consolidated financial statements
IFRS 11 - Joint arrangements
IFRS 12 - Disclosures of interest in other entities
IFRS 13 - Fair value measurement
Amendments to IAS 12 - Deferred Tax: recovery of underlying assets
Amendments to IFRS 1 - Severe hyperinflation and removal of fixed dates for first-time adopters
Amendment to IAS 1 - Presentation of items of other comprehensive income
Amendments to IAS 19 - Employee benefits
Amendments resulting from IFRS 10, 11 and 12 to IAS 27 and IAS 28
Transitional amendments to IFRS 10, 11 and 12
Amendments to IFRS 7 - Disclosures - Offsetting financial assets and financial liabilities
Amendments to IAS 32 - Offsetting financial assets and financial liabilities
Annual improvements to IFRSs 2009-2011

These new standards and amendments to standards did not have a significant impact on the consolidated financial statements.
The above-mentioned standards that relate to consolidated financial statements (IFRS 10, IFRS 11 and IFRS 12) were issued in May 2011 and apply retrospectively to periods commencing on or after January 1, 2013. They were adopted by the European Union on December 29, 2012 with mandatory retrospective application no later than January 1, 2014, with early adoption permitted.
The consolidated financial statements of the Group are prepared in accordance with IFRSs as adopted by the European Union and in conformity with IFRSs issued by the IASB.
The Group has, in consequence, early adopted these new standards from January 1, 2013.

•	Standards, amendments to standards and interpretations with mandatory effect after December 21, 2013 and not applied early

Amendments to IAS 32 - Offsetting financial assets and financial liabilities
IFRIC 21 - Levies
Amendments to IAS 36 - Recoverable amount disclosures for non-financial assets
None of these standards or interpretations of standards were adopted early in these consolidated financial statements and the Group does not expect that they will have a significant impact on the 2014 consolidated financial statements.

Consolidated financial statements, Year ended December 31, 2013

6.4	Segment reporting
The Groups active companies operate on the software market, selling the same products under similar marketing methods and cost structures. Consequently, the Group consists of a single operating segment under IFRS 8.
Revenue by geographic region is disclosed in note 11.1.1.

6.5	Seasonal variation in business activity
The following table discloses Cameleon Software’s consolidated revenue on a quarterly basis from 2011 to 2013.

In M€	Revenue
Quarter	2013		2012		2011
	Amount	%	Amount	%	Amount	%
Q1	2.56	19.4	1.93	18.5	2.15	26.2
Q2	3.57	27.1	3.24	31.1	2.29	27.9
Q3	2.85	21.6	2.07	19.8	1.45	17.6
Q4	4.21	31.9	3.19	30.6	2.33	28.3
Total	13.19	100	10.43	100	8.22	100

6.6	Accounting principles

6.6.1.	Basis of consolidation
The financial statements of the companies controlled by Cameleon Software have been consolidated. All intra-group balances and transactions and any unrealized intra-group profits and losses have been eliminated.

6.6.2.	Transactions denominated in foreign currency - Translation differences

The principles of recognition and measurement of foreign currency transactions are set out in IAS 21 “The Effects of Changes in Foreign Exchange Rates”. In accordance with this standard, foreign currency transactions are translated by the subsidiary to its functional currency using the exchange rate in effect on the transaction date. Monetary assets and liabilities denominated in a foreign currency are remeasured using the closing exchange rate at the reporting date and the corresponding foreign currency differences are recognized in profit or loss, as follows:

•	in results of operating activities for commercial transactions;

•	in cost of financial debt for financial transactions.

6.6.3.	Transactions denominated in foreign currency - Translation of the financial statements of foreign subsidiaries
The financial statements of the subsidiaries Cameleon Software Inc. and Cameleon Software UK Ltd. are translated as follows:

•	all monetary and non-monetary assets and liabilities are translated using the exchange rate at the reporting date;

•
income and expenses are translated using the average exchange rate of the period, which approximates the exchange rates at the dates of the transactions in the absence of significant exchange fluctuations (IAS 21.40);

•	translation differences are recognized directly in other comprehensive income.
In accordance with IAS 21, translation differences relating to a monetary item that is part of the Company’s net investment in a foreign subsidiary are recognized in other comprehensive income.

Consolidated financial statements, Year ended December 31, 2013

6.6.4.	Intangible assets
Intangible assets are measured at acquisition or production cost. Amortization is calculated on a straight-line basis over the expected useful life of the asset, as follows:

•	Licenses, Patents 1 to 4 years

6.6.5.	Research & development expenditure
In accordance with IAS 38 “Intangible assets”, development expenditure is capitalized as intangible assets when a company meets all six criteria set out in the standard. Research and development expenditure consists almost entirely of the personnel costs of development engineers and of subcontractors working on various applications. Amortization is calculated on a straight-line basis over the expected useful life of the asset, as follows:

•	Capitalized development expenditure 10 years
Capitalized development expenditure is tested for impairment whenever there is an indication of a loss in value.

6.6.6.	Goodwill
Since January 1, 2010 (upon adoption of IFRS 3R), the Group has measured goodwill as:
- the fair value of the consideration transferred, plus
- the recognized amount for any non-controlling interest in the acquiree, plus
- if the business combination is achieved in stages, the fair value of the pre-existing equity interest in the acquiree, less
- the net recognized amount (generally fair value) in respect of the identifiable assets acquired and liabilities assumed.
When the excess is negative, a bargain purchase gain is immediately recognized in profit or loss.
Fair value of the consideration transferred is measured as follows:
- the consideration transferred excludes amounts relating to the settlement of pre-existing relationships and the remuneration for staff or former owners for future services;
- transaction costs borne by the Group, other than those associated with the issue of debt or equity securities, are expensed as incurred;
- any contingent consideration payable is measured at fair value at the date of acquisition. If the contingent consideration is classified as equity, then it is not revalued and its settlement is accounted for within equity. Subsequent changes in the fair value of contingent consideration classified as a liability are recognized in profit or loss.
For acquisitions prior to January 1, 2010, goodwill is measured as the excess of the consideration paid for a consolidated company over the Group’s share in its net assets at the dates on which the interests were acquired, other than goodwill that is allocated to assets or liabilities.
Goodwill is not amortized. It is tested for impairment whenever there is an indication of a loss in value, and at least annually. For the purpose of impairment testing, goodwill is allocated to cash-generating units (CGU), defined as homogeneous groups of assets that act together to generate identifiable cash flows. The procedure for performing CGU impairment tests is described in note 9.2. An impairment loss is classified in “Other operating expenses”.
In accordance with IAS 36, the recoverable amount of a CGU to which goodwill has been allocated is measured as the greater of:

•	its value in use, determined by the present value of its estimated future cash flows; and

•	its fair value, less costs to sell, which is determined using a multi-criteria approach which includes the Company’s market capitalization and market data of comparable enterprises.

Consolidated financial statements, Year ended December 31, 2013

6.6.7.	Property, plant and equipment
In accordance with IAS 16 "Property, Plant, and Equipment", these assets are initially recognized at acquisition or production cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of each component, as follows:

•	Building improvements and fittings 10 years

•	Office and I.T. equipment 1 to 10 years

6.6.8.	Impairment of assets
In accordance with IAS 36 "Impairment of Assets", the recoverable amount of an intangible asset or an item of property, plant, or equipment other than goodwill (which is set out in note 6.6.6) is tested for impairment whenever there is an indication of a loss in value, which is reviewed at each reporting date.

6.6.9.	Leased assets
In accordance with IAS 17 "Leases", an asset acquired through a finance lease is initially recognized at the lower of its fair value or the present value of future lease payments. The corresponding liability is recorded as a financial debt. Depreciation is calculated on a straight-line basis over the asset’s estimated useful life (see note 6.6.7).

6.6.10.	Financial assets and financial liabilities
Financial assets include long-term investments, current assets such as accounts receivable, debt securities, short-term investments (including derivatives), and cash and bank balances. Financial liabilities include loans and other borrowings, bank overdrafts, derivatives and accounts payable. Financial assets and financial liabilities are recognized and measured in accordance with IAS 39 "Financial Instruments: recognition and measurement".

6.6.11.	Recognition and measurement of financial assets

6.6.11.1.	Held-to-maturity financial assets
Held-to-maturity financial assets are acquired with the intention of being held until maturity, and consist mostly of guarantee deposits and other long-term receivables. They are measured at acquisition cost less impairment losses. Impairment is recognized in profit or loss whenever a permanent loss in value is identified.

6.6.11.2.	Loans and receivables
Loans and receivables include those related to equity holdings, as well as other loans and accounts receivable. These financial instruments are measured at amortized cost. The carrying amount includes the outstanding principle and the unamortized portion of transaction costs. Impairment losses are recognized in profit or loss.

6.6.12.	Recognition and measurement of financial liabilities
Loans and other financial liabilities are measured at amortized cost, with the exception of derivatives.

6.6.13.	Treasury shares
The Company held 51,873 of its own shares at December 31, 2012 under the authorization granted at the shareholders’ general meeting on June 16, 2010. During 2013, the Company acquired a further 462,835 shares, while selling 463,893. Thus, at December 31, 2013, there were 51,873 treasury shares, classified under IAS 32 as a deduction from equity. Movements in the Company’s treasury shares during 2013 are summarized in note 10.1.2.

Consolidated financial statements, Year ended December 31, 2013

6.6.14.	Share options and free shares
Company officers and certain employees may be granted share options and free shares. In accordance with IFRS 2 "Share-Based Payment", the options and free shares are measured at fair value on the grant date and expensed over the vesting period. Changes in fair value subsequent to the grant date have no impact on the initial measurement.

6.6.15.	Provisions
In accordance with IAS 37 "Provisions, Contingent Liabilities, and Contingent Assets", a provision is recognized when the Group has an obligation towards a third party and it is probable or certain that an outflow of economic benefits to the third party will be required to settle the obligation. In the case of a restructuring, the obligation is incurred as soon as the restructuring has been announced and there exists either a detailed plan or the restructuring as commenced.

6.6.16.	Provision for retirement obligations
Under French law, the Group’s French companies are required to pay contributions into pension funds for their employees in France. These contributions are calculated based on the employees’ salaries and paid to the organizations managing the pension funds. The companies have no further liability in respect of these pensions. French law may also require the payment of lump-sum amounts on retirement, based on the employee’s seniority and final salary. The obligation is calculated, as a defined benefit plan under IAS 19 "Employee Benefits", using the projected unit credit method and recognized as a liability. The remeasurement of net defined benefit plan obligations in the period is recognized in "Other comprehensive income". The calculation methods are described in note 10.2.

6.6.17.	Revenue
Revenue is recognized as follows:

•
Revenue from license sales is recognized on shipment of the support material (FOB terms), providing that the five criteria required for the recognition of revenue from the sale of goods under IAS 18 "Revenue Recognition" are met.

•
SaaS subscriptions are invoiced to customers in advance of the service being rendered, usually for a 12-month period. The revenue is recognized ratably over the period, and adjusted at each reporting date through deferred income.

•
Services are generally invoiced at the end of each month, based on the work performed, and recognized in revenue immediately. Revenue from implementation services that are concluded for a fixed fee is recognized on a percentage of completion basis determined by reference to the costs incurred.

•
Maintenance contracts are entered into on an annual basis, renewable, in general, for 12-month terms. The contracts are invoiced quarterly, semi-annually, or annually, payable in advance. At each reporting date, revenue is recognized ratably over the period through deferred income.

6.6.18.	Deferred taxes
In accordance with IAS 12 "Income Taxes", deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets or liabilities for financial reporting purposes and their tax bases, and on tax losses, using the liability method. Deferred tax assets are recognized to the extent that it is more likely than not that they will be recovered in subsequent years. As required under the accounting standard, deferred tax assets and liabilities are offset within the same tax entity. Deferred taxes are measured using each company’s tax rate; the parent company applies the standard French tax rate of 33 1/3%.
Deferred tax is not recognized on:

Consolidated financial statements, Year ended December 31, 2013

•	the initial recognition of an asset or liability in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•	investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not be reversed in the foreseeable future; and

•	taxable temporary differences arising on the initial recognition of goodwill.
Deferred tax assets and liabilities are measured at the tax rate expected to be applied when they reverse, using tax rates enacted or substantively enacted at the reporting date.
Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes on profits levied by the same tax authority, either on the same taxable entity or on different tax entities that intend to settle current tax liabilities and assets on a net basis or to realize tax assets and settle tax liabilities simultaneously.
A deferred tax asset is recognized for deductible temporary differences, unused tax losses and tax credits to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that sufficient taxable income will be available.

6.6.19.	Research and Competitiveness tax credits
In accordance with IAS 20 "Accounting for Government Grants and Disclosure of Government Assistance"

•
The portion of the French research tax credit relating to personnel is recognized as a deduction from personnel expenses, while that relating to subcontracted R&D is recognized as a deduction from external expenses.

•	The competitiveness tax credit is recognized as a deduction from personnel expenses.

6.6.20.	Result from ordinary activities
The Group uses the result from ordinary activities as its principal measure of performance. This represents the Group’s net income or loss before tax, net finance income and non-recurring income and expenses that include:

•	restructuring costs;

•	Income and expenses and changes in provisions relating to non-recurring events, which are events that occur rarely or are unusual in their amount or impact;

•	non-recurring impairment losses on goodwill and other assets.

7.	Introduction and accounting policies

7.1	Reporting entity
Cameleon Software (Euronext: CAM) is the market leader in multichannel and multi-platform product configuration, pricing and quote generation.
Our solutions enable sales teams to reduce the time between the quotation and the order and increase their sales across all channels. They also enable product marketing teams to define new products and bring them to market more quickly. Cameleon Software can be integrated with the principal CRM and ERP systems, such as Salesforce.com, SAP, Oracle and Microsoft, is available on license or in SaaS mode. The Company is listed and has a number of prestigious clients in sectors such as insurance, financial services, telecoms, high-tech and industry, including Cable ONE, Sage, SFR, Technip, ThyssenKrupp and Tyco.
Further information is available at http://www.cameleon-software.com.

7.2	Release of the consolidated financial statements

Consolidated financial statements, Year ended December 31, 2013

The consolidated financial statements as at and for the year ended December 31, 2013 were authorized for issue by the Board of Directors on March 12, 2014 and are subject to the approval of Shareholders at the General Meeting.
The consolidated financial statements as at and for the year ended December 31, 2012 were authorized for issue by the Board of Directors on February 14, 2013 and were approved by the Shareholders in General Meeting on May 22, 2013.
In the context of the acquisition of Cameleon Software by PROS Holdings, Inc. as described in note 7.1, PROS Holdings, Inc. is required to file with the SEC, a Form 8-K/A, incorporating by reference the consolidated financial statements of Cameleon Software for the years ended December 31, 2013 and 2012 prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. Therefore, these consolidated financial statements covering the two years ended December 31, 2013 and 2012 have been authorized by the Board of Directors on March 12, 2014.
The consolidated financial statements of Cameleon Software as at and for the year ended December 31, 2013 and 2012 include those of the Company and its subsidiaries (together referred to as "the Group").

7.3	Accounting policies
The accounting rules and methods used for the consolidated financial statements as at and for the year ended December 31, 2013 are identical to those used for the 2012 consolidated financial statements, except for the new standards and interpretations that are mandatory with effect from January 1, 2013. The accounting methods were uniformly applied by all of the Group entities.

•	Statement of compliance
The consolidated financial statements of Cameleon Software as at and for the year ended December 31, 2013 have been prepared in conformity with International Financial Reporting Standards (IFRSs) as adopted by the European Union and in conformity with IFRSs as issued by the International Accounting Standards Board (IASB).

•	Reporting currency and basis of measurement
The financial statements are presented in euros and are prepared on the historical cost basis, except for short-term investments and share-based payments, which are measured at fair value (for the latter, as of the grant date).

•	Use of estimates
The preparation of consolidated financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of the accounting policies and the reported amounts presented in these financial statements.
The estimates and underlying assumptions are based on past experience and other factors considered reasonable in the circumstances. They serve as a basis for determining the reported amounts of assets and liabilities that cannot be obtained directly from other sources. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any subsequent periods affected.
Significant line items for which estimates were made are the same as those described in the 2012 consolidated financial statements, i.e. asset impairment losses, retirement obligations and measurement of share-based payments, provisions and deferred taxes. Information about assumptions is included in the relevant notes.

Consolidated financial statements, Year ended December 31, 2013

•	Financial risk management
The Cameleon Software group has not identified any specific financial risks other than those disclosed in note 14.
The level of exposure to these risks remained limited during 2013.

•	New standards and interpretations
Standards applied for the first time as from January 1, 2013:
Revised IAS 19 - Employee benefits
With effect from January 1, 2013, the remeasurement of net defined benefit plan obligations in the period is recognized in "Other comprehensive income". The cost of services rendered and interest expense continue to be classified as personnel expense. As before, the provision for retirement obligations corresponds to the projected benefit obligation.
The adoption of Revised IAS 19 did not have a significant impact on the consolidated financial statements.
The amount recognized in "Other comprehensive income" for the year ended December 31, 2013 was 17 K€, net of tax.
IFRS 10 - Consolidated financial statements
IFRS 11 – Joint arrangements
IFRS 12 – Disclosures of interest in other entities
IFRS 13 - Fair value measurement
Amendments to IAS 12 – Deferred Tax: recovery of underlying assets
Amendments to IFRS 1 – Severe hyperinflation and removal of fixed dates for first-time adopters
Amendment to IAS 1 – Presentation of items of other comprehensive income
Amendments to IAS 19 – Employee benefits
Amendments resulting from IFRS 10, 11 and 12 to IAS 27 and IAS 28
Transitional amendments to IFRS 10, 11 and 12
Amendments to IFRS 7 – Disclosures - Offsetting financial assets and financial liabilities
Amendments to IAS 32 – Offsetting financial assets and financial liabilities
Annual improvements to IFRSs 2009-2011

These new standards and amendments to standards did not have a significant impact on the consolidated financial statements.

The above-mentioned standards that relate to consolidated financial statements (IFRS 10, IFRS 11 and IFRS 12) were issued in May 2011 and apply retrospectively to periods commencing on or after January 1, 2013. They were adopted by the European Union on December 29, 2012 with mandatory retrospective application no later than January 1, 2014, with early adoption permitted.
The consolidated financial statements of the Group are prepared in accordance with IFRSs as adopted by the European Union and in conformity with IFRSs issued by the IASB.
The Group has, in consequence, early adopted these new standards from January 1, 2013.

•	Standards, amendments to standards and interpretations with mandatory effect after December 21, 2013 and not applied early

Amendments to IAS 32 - Offsetting financial assets and financial liabilities

Consolidated financial statements, Year ended December 31, 2013

IFRIC 21 - Levies
Amendments to IAS 36 - Recoverable amount disclosures for non-financial assets
None of these standards or interpretations of standards were adopted early in these consolidated financial statements and the Group does not expect that they will have a significant impact on the 2014 consolidated financial statements.

7.4	Segment reporting
The Groups active companies operate on the software market, selling the same products under similar marketing methods and cost structures. Consequently, the Group consists of a single operating segment under IFRS 8.
Revenue by geographic region is disclosed in note 11.1.1.

7.5	Seasonal variation in business activity
The following table discloses Cameleon Software’s consolidated revenue on a quarterly basis from 2011 to 2013.

In M€	Revenue
Quarter	2013		2012		2011
	Amount	%	Amount	%	Amount	%
Q1	2.56	19.4	1.93	18.5	2.15	26.2
Q2	3.57	27.1	3.24	31.1	2.29	27.9
Q3	2.85	21.6	2.07	19.8	1.45	17.6
Q4	4.21	31.9	3.19	30.6	2.33	28.3
Total	13.19	100	10.43	100	8.22	100

7.6	Accounting principles

7.6.1.	Basis of consolidation
The financial statements of the companies controlled by Cameleon Software have been consolidated. All intra-group balances and transactions and any unrealized intra-group profits and losses have been eliminated.

Consolidated financial statements, Year ended December 31, 2013

7.6.2.	Transactions denominated in foreign currency - Translation differences

The principles of recognition and measurement of foreign currency transactions are set out in IAS 21 “The Effects of Changes in Foreign Exchange Rates”. In accordance with this standard, foreign currency transactions are translated by the subsidiary to its functional currency using the exchange rate in effect on the transaction date. Monetary assets and liabilities denominated in a foreign currency are remeasured using the closing exchange rate at the reporting date and the corresponding foreign currency differences are recognized in profit or loss, as follows:

•	in results of operating activities for commercial transactions;

•	in cost of financial debt for financial transactions.

7.6.3.	Transactions denominated in foreign currency - Translation of the financial statements of foreign subsidiaries
The financial statements of the subsidiaries Cameleon Software Inc. and Cameleon Software UK Ltd. are translated as follows:

•	all monetary and non-monetary assets and liabilities are translated using the exchange rate at the reporting date;

•
income and expenses are translated using the average exchange rate of the period, which approximates the exchange rates at the dates of the transactions in the absence of significant exchange fluctuations (IAS 21.40);

•	translation differences are recognized directly in other comprehensive income.
In accordance with IAS 21, translation differences relating to a monetary item that is part of the Company’s net investment in a foreign subsidiary are recognized in other comprehensive income.

7.6.4.	Intangible assets
Intangible assets are measured at acquisition or production cost. Amortization is calculated on a straight-line basis over the expected useful life of the asset, as follows:

•	Licenses, Patents 1 to 4 years

7.6.5.	Research & development expenditure
In accordance with IAS 38 “Intangible assets”, development expenditure is capitalized as intangible assets when a company meets all six criteria set out in the standard. Research and development expenditure consists almost entirely of the personnel costs of development engineers and of subcontractors working on various applications. Amortization is calculated on a straight-line basis over the expected useful life of the asset, as follows:

•	Capitalized development expenditure 10 years
Capitalized development expenditure is tested for impairment whenever there is an indication of a loss in value.

7.6.6.	Goodwill
Since January 1, 2010 (upon adoption of IFRS 3R), the Group has measured goodwill as:
- the fair value of the consideration transferred, plus

Consolidated financial statements, Year ended December 31, 2013

- the recognized amount for any non-controlling interest in the acquiree, plus
- if the business combination is achieved in stages, the fair value of the pre-existing equity interest in the acquiree, less
- the net recognized amount (generally fair value) in respect of the identifiable assets acquired and liabilities assumed.
When the excess is negative, a bargain purchase gain is immediately recognized in profit or loss.
Fair value of the consideration transferred is measured as follows:
- the consideration transferred excludes amounts relating to the settlement of pre-existing relationships and the remuneration for staff or former owners for future services;
- transaction costs borne by the Group, other than those associated with the issue of debt or equity securities, are expensed as incurred;
- any contingent consideration payable is measured at fair value at the date of acquisition. If the contingent consideration is classified as equity, then it is not revalued and its settlement is accounted for within equity. Subsequent changes in the fair value of contingent consideration classified as a liability are recognized in profit or loss.
For acquisitions prior to January 1, 2010, goodwill is measured as the excess of the consideration paid for a consolidated company over the Group’s share in its net assets at the dates on which the interests were acquired, other than goodwill that is allocated to assets or liabilities.
Goodwill is not amortized. It is tested for impairment whenever there is an indication of a loss in value, and at least annually. For the purpose of impairment testing, goodwill is allocated to cash-generating units (CGU), defined as homogeneous groups of assets that act together to generate identifiable cash flows. The procedure for performing CGU impairment tests is described in note 9.2. An impairment loss is classified in “Other operating expenses”.
In accordance with IAS 36, the recoverable amount of a CGU to which goodwill has been allocated is measured as the greater of:

•	its value in use, determined by the present value of its estimated future cash flows; and

•	its fair value, less costs to sell, which is determined using a multi-criteria approach which includes the Company’s market capitalization and market data of comparable enterprises.

7.6.7.	Property, plant and equipment
In accordance with IAS 16 "Property, Plant, and Equipment", these assets are initially recognized at acquisition or production cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of each component, as follows:

•	Building improvements and fittings 10 years

•	Office and I.T. equipment 1 to 10 years

7.6.8.	Impairment of assets
In accordance with IAS 36 "Impairment of Assets", the recoverable amount of an intangible asset or an item of property, plant, or equipment other than goodwill (which is set out in note 6.6.6) is tested for impairment whenever there is an indication of a loss in value, which is reviewed at each reporting date.

7.6.9.	Leased assets
In accordance with IAS 17 "Leases", an asset acquired through a finance lease is initially recognized at the lower of its fair value or the present value of future lease payments. The corresponding liability is recorded as a financial debt. Depreciation is calculated on a straight-line basis over the asset’s estimated useful life (see note 6.6.7).

Consolidated financial statements, Year ended December 31, 2013

7.6.10.	Financial assets and financial liabilities
Financial assets include long-term investments, current assets such as accounts receivable, debt securities, short-term investments (including derivatives), and cash and bank balances. Financial liabilities include loans and other borrowings, bank overdrafts, derivatives and accounts payable. Financial assets and financial liabilities are recognized and measured in accordance with IAS 39 "Financial Instruments: recognition and measurement".

7.6.11.	Recognition and measurement of financial assets

7.6.11.1.	Held-to-maturity financial assets
Held-to-maturity financial assets are acquired with the intention of being held until maturity, and consist mostly of guarantee deposits and other long-term receivables. They are measured at acquisition cost less impairment losses. Impairment is recognized in profit or loss whenever a permanent loss in value is identified.

7.6.11.2.	Loans and receivables
Loans and receivables include those related to equity holdings, as well as other loans and accounts receivable. These financial instruments are measured at amortized cost. The carrying amount includes the outstanding principle and the unamortized portion of transaction costs. Impairment losses are recognized in profit or loss.

7.6.12.	Recognition and measurement of financial liabilities
Loans and other financial liabilities are measured at amortized cost, with the exception of derivatives.

7.6.13.	Treasury shares
The Company held 51,873 of its own shares at December 31, 2012 under the authorization granted at the shareholders’ general meeting on June 16, 2010. During 2013, the Company acquired a further 462,835 shares, while selling 463,893. Thus, at December 31, 2013, there were 51,873 treasury shares, classified under IAS 32 as a deduction from equity. Movements in the Company’s treasury shares during 2013 are summarized in note 10.1.2.

7.6.14.	Share options and free shares
Company officers and certain employees may be granted share options and free shares. In accordance with IFRS 2 "Share-Based Payment", the options and free shares are measured at fair value on the grant date and expensed over the vesting period. Changes in fair value subsequent to the grant date have no impact on the initial measurement.

7.6.15.	Provisions
In accordance with IAS 37 "Provisions, Contingent Liabilities, and Contingent Assets", a provision is recognized when the Group has an obligation towards a third party and it is probable or certain that an outflow of economic benefits to the third party will be required to settle the obligation. In the case of a restructuring, the obligation is incurred as soon as the restructuring has been announced and there exists either a detailed plan or the restructuring as commenced.

Consolidated financial statements, Year ended December 31, 2013

7.6.16.	Provision for retirement obligations
Under French law, the Group’s French companies are required to pay contributions into pension funds for their employees in France. These contributions are calculated based on the employees’ salaries and paid to the organizations managing the pension funds. The companies have no further liability in respect of these pensions. French law may also require the payment of lump-sum amounts on retirement, based on the employee’s seniority and final salary. The obligation is calculated, as a defined benefit plan under IAS 19 "Employee Benefits", using the projected unit credit method and recognized as a liability. The remeasurement of net defined benefit plan obligations in the period is recognized in "Other comprehensive income". The calculation methods are described in note 10.2.

7.6.17.	Revenue
Revenue is recognized as follows:

•
Revenue from license sales is recognized on shipment of the support material (FOB terms), providing that the five criteria required for the recognition of revenue from the sale of goods under IAS 18 "Revenue Recognition" are met.

•
SaaS subscriptions are invoiced to customers in advance of the service being rendered, usually for a 12-month period. The revenue is recognized ratably over the period, and adjusted at each reporting date through deferred income.

•
Services are generally invoiced at the end of each month, based on the work performed, and recognized in revenue immediately. Revenue from implementation services that are concluded for a fixed fee is recognized on a percentage of completion basis determined by reference to the costs incurred.

•
Maintenance contracts are entered into on an annual basis, renewable, in general, for 12-month terms. The contracts are invoiced quarterly, semi-annually, or annually, payable in advance. At each reporting date, revenue is recognized ratably over the period through deferred income.

7.6.18.	Deferred taxes
In accordance with IAS 12 "Income Taxes", deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets or liabilities for financial reporting purposes and their tax bases, and on tax losses, using the liability method. Deferred tax assets are recognized to the extent that it is more likely than not that they will be recovered in subsequent years. As required under the accounting standard, deferred tax assets and liabilities are offset within the same tax entity. Deferred taxes are measured using each company’s tax rate; the parent company applies the standard French tax rate of 33 1/3%.
Deferred tax is not recognized on:

•	the initial recognition of an asset or liability in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•	investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not be reversed in the foreseeable future; and

•	taxable temporary differences arising on the initial recognition of goodwill.
Deferred tax assets and liabilities are measured at the tax rate expected to be applied when they reverse, using tax rates enacted or substantively enacted at the reporting date.
Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes on profits levied by the same tax authority, either on the same taxable entity or on different tax entities that intend to settle current tax liabilities and assets on a net basis or to realize tax assets and settle tax liabilities simultaneously.

Consolidated financial statements, Year ended December 31, 2013

A deferred tax asset is recognized for deductible temporary differences, unused tax losses and tax credits to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that sufficient taxable income will be available.

7.6.19.	Research and Competitiveness tax credits
In accordance with IAS 20 "Accounting for Government Grants and Disclosure of Government Assistance"

•
The portion of the French research tax credit relating to personnel is recognized as a deduction from personnel expenses, while that relating to subcontracted R&D is recognized as a deduction from external expenses.

•	The competitiveness tax credit is recognized as a deduction from personnel expenses.

7.6.20.	Result from ordinary activities
The Group uses the result from ordinary activities as its principal measure of performance. This represents the Group’s net income or loss before tax, net finance income and non-recurring income and expenses that include:

•	restructuring costs;

•	Income and expenses and changes in provisions relating to non-recurring events, which are events that occur rarely or are unusual in their amount or impact;

•	non-recurring impairment losses on goodwill and other assets.

Consolidated financial statements, Year ended December 31, 2013

8.	Highlights of the year

8.1	Public tender offer by PROS Holdings, Inc. on the shares in Cameleon Software
In October 2013, PROS Holdings, Inc. (PROS) and Cameleon Software announced that they had entered into an agreement under which PROS had committed to make a public tender offer to acquire all Cameleon Software shares for cash. The transaction was approved by the Boards of Directors of PROS and Cameleon Software on October 22, 2013 and October 24, 2013, respectively. Key terms of the public tender offer were:

•	PROS offered € 2.05 per share, representing a 45% premium on Cameleon Software’s trailing 90-day average ordinary share price as of October 23, 2013, and € 1.33 per redeemable shares warrant.

•
The PROS offer included an additional € 0.15 per share and/or warrant cash premium for the shareholders tendering their shares and warrants if PROS succeeded in obtaining 95% of Cameleon Software’s diluted voting rights by December 31, 2014, which would result in a price of € 2.20 per share, representing a 55% premium on the trailing 90-day average ordinary share price as of October 23, 2013.

The creation of this new combined group unites two innovative entities which help customers exceed performance expectations. The principal strong points expected from the transaction are:

•
A place at the core of the PROS strategy based on sales optimization through Big-Data analysis: Cameleon Software’s CPQ software streamlines and simplifies the configuration, pricing and quote-generation activities and increases revenues for customers. According to Gartner, Inc., companies using CPQ solutions can increase their growth by approximately 10%. The addition of Cameleon Software’s products to the PROS portfolio will help to meet the growing demand for end-to-end sales effectiveness solution, from product configuration through pricing to customer quotation.

•
The delivery of immediate benefits for customers: the combined group will be able to offer a single platform that combines the efficiency of sales execution with Big-Data science to optimize the lead-to-order process. Until now, customers have had to use different technological solutions to optimize pricing and produce quotations. The combined offer of PROS and Cameleon Software will help optimize two key parts of the selling process, through powerful solutions delivering automation and optimization by outstanding Big-Data applications, and technologies ensuring strong competitive advantages for sales teams.

PROS and Cameleon Software have announced the successful conclusion of the friendly public tender offer made by the former for the latter’s shares, following declarations of the "Autorité des marchés financiers" (the French stock exchange regulator) on January 8, 2014 and January 28, 2014.

8.2	Share capital increase
On February 14, 2013, the Board of Directors took note that the holders of 38,190 Cameleon Software 2009 redeemable share warrants issued under the authority of the meeting of the Board of Directors on June 19, 2009 and the extra-ordinary shareholders’ meeting held on June 20, 2007 had exercised their rights. In consequence, the share capital was increased by an amount of € 9,547.50 by the issue of 38,190 ordinary shares with a nominal value of € 0.25
On August 29, 2013, the Board of Directors took note that the 550,000 free shares of Cameleon Software granted by the Board of Directors on June 21, 2011 had vested. In consequence, the share capital was increased by an amount of € 137,500 by the issue of 550,000 ordinary shares with a nominal value of € 0.25.

Consolidated financial statements, Year ended December 31, 2013

9.	Disclosures relating to the comparability of the 2013 and 2012 consolidated financial statements

9.1	Change in consolidation scope
The following 2013 consolidation scope is unchanged from that of 2012 and 2011:

Company name	Form	Share capital in local currency	Currency	Registered office	% control	% holding
Cameleon Software SA	S.A.	2 802 564.00	EUR	Labège	Parent company
Cameleon Software USA Inc	Inc.	1 000.00	USD	Chicago	100	100
Access Commerce	GmbH	51 129.18	EUR	Karlsruhe	100	100
Cameleon Software UK Ltd	Ltd.	1.00	GBP	Warwick	100	100

The 2012 consolidation scope was as follows:

Company name	Form	Share capital in local currency	Currency	Registered office	% control	% holding
Cameleon Software SA	S.A.	2 655 516.50	EUR	Labège	Parent company
Cameleon Software USA Inc	Inc.	1 000.00	USD	Chicago	100	100
Access Commerce	GmbH	51 129.18	EUR	Karlsruhe	100	100
Cameleon Software UK Ltd	Ltd.	1.00	GBP	Warwick	100	100

9.2	Change in accounting principles
Revised IAS 19 - Employee benefits
With effect from January 1, 2013, the remeasurement of net defined benefit plan obligations in the period is recognized in "Other comprehensive income". The cost of services rendered and interest expense continue to be classified as personnel expense. As before, the provision for retirement obligations corresponds to the projected benefit obligation.
The adoption of Revised IAS 19 did not have a significant impact on the consolidated financial statements.
The amount recognized in "Other comprehensive income" for the year ended December 31, 2013 was 17 K€, net of tax.

Consolidated financial statements, Year ended December 31, 2013

10.	Principal asset line items

10.1	Intangible assets

In €
Cost	At 12/31/2011	Additions	Disposals	Translation differences	At 12/31/2012
Software	32 046	3 955		-143	35 858
Capitalized R&D expenditure	944 058			0	944 058
Total	976 104	3 955	0	-143	979 916

In €
Cost	At 12/31/2012	Additions	Disposals	Translation differences	At 12/31/2013
Software	35 858	2 584		-331	38 110
Capitalized R&D expenditure	944 058			0	944 058
Total	979 916	2 584	0	-331	982 169

In €
Accumulated amortization and impairment losses	At 12/31/2011	Expense	Release	Translation differences	At 12/31/2012
Software	10 739	8 874		-91	19 521
Capitalized R&D expenditure	389 780	94 406			484 185
Total	400 518	103 280	0	-91	503 707

In €
Accumulated amortization and impairment losses	At 12/31/2012	Expense	Release	Translation differences	At 12/31/2013
Software	19 521	8 232		-211	27 542
Capitalized R&D expenditure	484 185	94 406			578 591
Total	503 707	102 638	0	-211	606 134

Consolidated financial statements, Year ended December 31, 2013

10.2	Goodwill

In €
Cost	At 12/31/2011	Additions	Disposals	At 12/31/2012
Goodwill	2 795 727			2 795 727
Total	2 795 727	0	0	2 795 727

In €
Cost	At 12/31/2012	Additions	Disposals	At 12/31/2013
Goodwill	2 795 727			2 795 727
Total	2 795 727	0	0	2 795 727

Following a number of acquisition, merger and disposal transactions in prior years, the Cameleon Software group now comprises three operating legal entities, representing a single Cash-Generating Unit (CGU), as the subsidiaries are not independent with respect to their operations and cash inflows.
Under IAS 36, the recoverable amount of a CGU to which goodwill is allocated is measured as the higher of its value in use and fair value less costs to sell.
The fair value of the CGU is generally based on the average of its disposal values represented by (i) the company's stock market capitalization, and (ii) the market value obtained by applying the ratio of revenue/enterprise value to the consolidated revenue for the year. This ratio is obtained by comparing the Company with listed companies of comparable size in the same sector (annual revenue under €20M).
At December 31, 2013, fair value was determined on the basis of the public tender offer made by PROS Holdings, Inc., i.e. € 2.05 per share as described in note 7.1.
Costs to sell are deemed not significant.
The impairment test is satisfactory as of December 31, 2013.
The sensitivity of the test to changes in its principal assumption is as follows:
- The share price that would result in a recoverable amount less than the carrying amount as of December 31, 2013 should be less than 74 % to that used in the test.

Consolidated financial statements, Year ended December 31, 2013

10.3	Property, plant and equipment

In €
Cost	At 12/31/2011	Additions	Disposals	Translation differences	At 12/31/2012
Building improvements and fittings	304 892	77 132	46 993		333 749
I.T. equipment	883 130	26 886	35 238		873 250
Office furniture	341 289	8 733			350 022
Total	1 529 311	112 751	82 231		1 557 021
Including I.T. equipment under finance leases	658 299				658 299
Including office equipment under finance leases	118 121				118 121

In €
Cost	At 12/31/2012	Additions	Disposals	Translation differences	At 12/31/2013
Building improvements and fittings	333 749	20 737			351 047
I.T. equipment	873 250	100 092	68 542		900 357
Office furniture	350 022				350 022
Total	1 557 021	120 829	68 542		1 601 426
Including I.T. equipment under finance leases	658 299				658 299
Including office equipment under finance leases	118 121				118 121

Consolidated financial statements, Year ended December 31, 2013

In €
Accumulated depreciation and impairment losses	At 12/31/2011	Expense	Release	Translation differences	At 12/31/2012
Building improvements and fittings	230 667	20 938	27 866	-737	223 002
I.T. equipment	821 512	31 116	13 227		838 246
Office furniture	340 323	491			340 814
Total	1 392 502	52 544	41 093		1 402 062
Including I.T. equipment under finance leases	643 957	13 668			657 625
Including office equipment under finance leases	118 121				118 121

In €
Accumulated depreciation and impairment losses	At 12/31/2012	Expense	Release	Translation differences	At 12/31/2013
Building improvements and fittings	223 002	22 515			243 660
I.T. equipment	838 246	18 270	4 226		849 527
Office furniture	340 814	2 008			342 822
Total	1 402 062	42 793	4 226		1 436 009
Including I.T. equipment under finance leases	657 625				657 625
Including office equipment under finance leases	118 121				118 121
Assets acquired under finance leases are depreciated using the same methods as those acquired outright.

Consolidated financial statements, Year ended December 31, 2013

10.4	Other current and non-current financial assets

10.4.1.	Schedule of investments

In €
Cost	At 12/31/2011	Additions	Disposals	At 12/31/2012	% holding
Clipack	75 006			75 006	< 1%
DP Invest		7 500		7 500	< 1%
Impairment losses on investments
Loans and other receivables	59 852	38 479	2 801	95 530	NA
Impairment losses on loans				0
Total	57 352	45 979	301	103 030

In €
Cost	At 12/31/2012	Additions	Disposals	At 12/31/2013	% holding
Clipack	75 006			75 006	< 1%
DP Invest	7 500			7 500	< 1%
Impairment losses on investments
Loans and other receivables	95 530	663 456	580 147	178 839	NA
Total	103 030	663 456	580 147	186 339
The shareholding in Clipack is fully impaired. The group has made no other financial commitments in respect of this company.

Consolidated financial statements, Year ended December 31, 2013

10.4.2.	Current and non-current financial assets by measurement category

In €	Carrying amount at 12/31/2012	Fair value	Fair value through profit or loss	Loans and receivables
Loans and receivables	103 030	103 030		103 030
Non-current financial assets	103 030	103 030		103 030
Accounts receivable - Trade	5 045 016	5 045 016		5 045 016
Other receivables and accrued amounts	474 436	474 436		474 436
Cash equivalents	3 792 627	3 792 627	3 792 627
Cash at bank	1 074 765	1 074 765	1 074 765
Current financial assets	10 386 844	10 386 844	4 867 392	5 519 452
Total financial assets	10 489 874	10 489 874	4 867 392	5 622 482

In €	Carrying amount at 12/31/2013	Fair value	Fair value through profit or loss	Loans and receivables
Loans and receivables	186 339	186 339		186 339
Non-current financial assets	186 339	186 339		186 339
Accounts receivable - Trade	5 875 386	5 875 386		5 875 386
Other receivables and accrued amounts	518 156	518 156		518 156
Cash equivalents	4 115 752	4 115 752	4 115 752
Cash at bank	1 232 394	1 232 394	1 232 394
Current financial assets	11 741 688	11 741 688	5 348 146	6 393 542
Total financial assets	11 928 027	11 928 027	5 348 146	6 579 881

Consolidated financial statements, Year ended December 31, 2013

10.5	Accounts receivable - trade

10.5.1.	Schedule of Accounts receivable - trade

In €
Category	Gross amount at 12/31/2013	Provisions	Carrying amount at 12/31/2013	Carrying amount at 12/31/2012
Trade receivables	5 839 926		5 839 926	4 971 122
Doubtful trade receivables	414 488	387 400	27 088	36 035
Invoices to be issued	8 372		8 372	37 858
Total	6 262 785	387 400	5 875 386	5 045 015

10.5.2.	Change in provisions for trade receivables

In €	At 12/31/2011	Expense	Release (utilized)	Release (unutilized)	Translation differences	At 12/31/2012

Miscellaneous	347 603	15 759	47 518	48 032	315	268 128
Total provisions	347 603	15 759	47 518	48 032	315	268 128

In €	At 12/31/2012	Expense	Release (utilized)	Release (unutilized)	Translation differences	At 12/31/2013

Miscellaneous	268 128	175 981	55 410	1 299	0	387 400
Total provisions	268 128	175 981	55 410	1 299	0	387 400

10.5.3.	Accounts receivable - trade by due date

In €	Carrying amount at 12/31/2013	Not yet due		Overdue
			< 1 year	> 1 year	> 5 years
< 5 years
Trade receivables	5 839 926	5 265 606	574 319
Doubtful trade receivables, net	27 088			27 088
Invoices to be issued	8 372	8 372
Total	5 875 386	5 273 978	574 319	27 088

Consolidated financial statements, Year ended December 31, 2013

10.6	Other current assets

In €
	Gross amount at 12/31/2013	Provisions	Carrying amount at 12/31/2013	Carrying amount at 12/31/2012
Due from trade suppliers	3 760	0	3 760
Personnel	4 746	0	4 746	504
Research tax credit	29 716	0	29 716	248 544
Innovation tax credit	67 939	0	67 939
Competitiveness & apprenticeship tax credits	31 620		31 620	1 600
Value-added tax	269 026	0	269 026	72 302
Other	14 903	0	14 903	30 089
Prepaid expenses	96 446	0	96 446	121 397
Other current assets	518 156	0	518 156	474 436
Prepaid expenses represent operating expenses relating to future periods under the matching principle.

10.7	Cash and cash equivalents

In €
	Fair value 12/31/2013	Fair value 12/31/2012
SG Monétaire Jour (Société Générale )	77 208	77 064
BNP Deposit (BNP)	35 791	320 458
Term deposits (BPOP)	1 950 000	1 350 000
Term deposits (Société Générale )	1 000 000	1 000 000
Term deposits (BNP)	1 000 000	1 000 000
Cash at bank	1 285 147	1 119 870
Total	5 348 146	4 867 392
The term deposits have the following conditions:

•	BPOP – 3-year term deposit, progressive interest of 1 % to 3.71% 500 K€

•	BPOP – 5-year term deposit, progressive interest of 2.50 % to 5% 600 K€

•	BPOP – 5-year term deposit, progressive interest of 1.70 % to 4.25% 650 K€

•	SG –1-month term deposit, fixed interest of 1.26% 1 000 K€

•	BNP -6-month term deposits, fixed interest of 1.26% 1 000 K€
These term deposits are classified as cash equivalents as their conditions permit liquidation at all times while earning interest at least equal to that of a 3-month deposit.

Consolidated financial statements, Year ended December 31, 2013

11.	Principal equity and liabilities line items

11.1	Equity

11.1.1.	Share capital
At December 31, 2013, share capital of the Company consisted of 11 210 256 shares with a nominal amount of € 0.25 each:

•	Number of shares at January 1, 2013 10 622 066

•	Share capital increase on February 14, 2013 38 190

•	Share capital increase on August 29, 2013 550 000

•	Number of shares at December 31, 2013 11 210 256
The transactions concerning share capital increases are disclosed in note 7.2.

11.1.2.	Treasury shares

In number of shares	12/31/2013	12/31/2012
	Number	Number
At the beginning of the year	51 873	63 109
Acquisitions	462 835	439 057
Disposals
At the end of the year	50 815	51 873

11.1.3.	Potential shares

11.1.3.1.	Share options and free shares
There are no outstanding share options or free shares which have not vested as of December 31, 2013.
During 2013, 238 354 share options of the Plan N°11 with an expiry date of December 6, 2013 were exercised. The related share capital increase has been recorded at the Board of Directors’ meeting held on February 27, 2014.
The free shares vested on August 29, 2013 as described in note 7.2.
The IFRS 2 impact of transactions during 2013 is disclosed in note 11.2.
The table below presents the outstanding share option and free share plans at December 31, 2013:

Consolidated financial statements, Year ended December 31, 2013

	Plan N°11	Plan N°12	Plan N°13	Total
Date of the EGM	06/20/07	06/30/08	06/21/11
Date of grant by the Board of Directors or the Management Board	12/06/07	02/24/11	06/21/11
Number of share options granted	420 000	100 000		520 000
Number of free shares granted	0	0	550 000	0
- number for executive officers	190 000	0	550 000	740 000
- number for the 10 highest paid company personnel, excluding executive officers	230 000	100 000	0	330 000
Expiry date	12/06/13	02/23/16	12/06/13
Fair value at the grant date in €	0.31	0.21	0.55
Exercise price in €	0.85	0.61	0
Number of shares subscribed or vested	0	0	550 000	0
Number of share options or free shares cancelled	181 646	100 000	0	281 646
Number of outstanding share options	238 354	0	0	238 354

11.1.3.2.	Redeemable share warrants
On July 17, 2009, Cameleon Software issued 2 662 278 redeemable share warrants. Their principal characteristics are as follows:

•	Each warrant confers the right to receive 1 new share;

•	The exercise price is € 0.72 per share;

•
The new shares resulting from the exercise of the warrants shall be ordinary shares of the Company, of the same class as existing Company shares and shall rank pari passu with existing traded shares from their admission for trading on July 17, 2010 on the Eurolist of NYSE Euronext Paris;

•	The exercise period is from July 17, 2010 to July 17, 2014 inclusive;

•
Early redemption of outstanding warrants may be decided at any time between July 17, 2010 and July 17, 2014, at a unit price of € 0.01, if the product of Cameleon Software's average share price and the exercise ratio exceeds € 0.94;

•	Warrants could not be transferred during a period of one year from their date of issue i.e. prior to July 17, 2010.
As the subscription price of the warrants was at market value, the portion subscribed by Company employees had no impact in respect of IFRS 2. In total, 291 145 Cameleon Software 2009 warrants have been exercised as of December 31, 2013. During 2013, 38 190 were recorded in share capital in 2013 as described in note 7.2. and 246 013 were recorded in share capital on February 27, 2014.

11.2	Provisions (including for retirement obligations)

In €
	At 12/31/2012	Expense	Release (utilized)	Release (unutilized)	Change of accounting policy	At 12/31/2013
Retirement obligations	158 103	20 693			25 361	204 157
Non-current provisions	158 103	20 693	0	0	25 361	204 157
Risks	136 603	277 000	59 209	5 591		348 803
Current provisions	136 603	277 000	59 209	5 591	0	348 803
Total provisions	294 706	297 693	59 209	5 591	25 361	552 960

Consolidated financial statements, Year ended December 31, 2013

In the normal course of its operations, the Group may be a party to legal proceedings and is also subject to review by tax, customs or administrative authorities. The Group recognizes provisions whenever a risk results in an obligation towards a third party for which a probable liability may be estimated with sufficient reliability.
At December 31, 2013, provisions included the following:

•	Provisions for commercial and employment tribunal litigation

•
A provision (for risk) in respect of the Research tax credits from 2010 to 2012.A provision of 204 K€ has been made for lump-sum retirement benefits. The expense is classified as personnel expense and includes the additional benefits earned by employees in respect of their service during the year. The increase in the provision of 46 K€ during the year is classified for 21 K€ as personnel expense and for 17 K€, net of tax of 8 K€, in other comprehensive income in accordance with Revised IAS 19. The Group’s liabilities with respect to defined benefit plans arise from termination indemnities. For its French company, retirement obligations are calculated using the projected unit credit method with the following assumptions:

•	Retirement age 62 or 67 years

•	Vested rights on retirement SYNTEC collective labor agreement.

•	Mortality "Insee 2013" mortality table

•	Employer social contribution rate 45%

•	Annual discount rate 3.02%

•	Annual increase in employee remuneration 2%

•	Annual employee turnover varying according to age from 7% to 20%

11.3	Deferred taxes
The tax proof is set out in note 11.7.

11.4	Other current and non-current financial liabilities

In €	At 12/31/2012	Fair value	Other financial liabilities	At amortized cost
Non-current loans and other financial debt	869 275	794 414		869 275
Non-current financial liabilities	869 275	794 414		869 275
Accounts payable - trade	876 598	876 598	876 598
Other liabilities and accruals	6 787 530	6 787 530	6 787 530
Current loans and other financial debt	1 000	1 000		1 000
Current financial liabilities	7 665 128	7 665 128	7 664 128	1 000
Total financial liabilities	8 534 403	8 459 542	7 664 128	870 275

Consolidated financial statements, Year ended December 31, 2013

In €	At 12/31/2013	Fair value	Other financial liabilities	At amortized cost
Non-current loans and other financial debt	713 775	644 343		713 775
Non-current financial liabilities	713 775	644 343	0	713 775
Accounts payable - trade	2 009 191	2 009 191	2 009 191
Other liabilities and accruals	6 143 984	6 143 984	6 143 984
Current loans and other financial debt	187 567	135 871		187 567
Current financial liabilities	8 340 742	8 289 046	8 153 175	187 567
Total financial liabilities	9 054 517	8 933 389	8 153 175	901 342
The fair value of loans and other financial debt has been determined using measurement techniques considered to be Level 2 in the fair value hierarchy as the underlying interest rate in the related contract represents EURIBOR 3 months +4.85%.

11.5	Schedule of loans and other financial debt

11.5.1.	Change in net financial debt

In €		At 12/31/2012	Change	At 12/31/2013
Cash and cash equivalents, gross	(a)	4 867 392	480 754	5 348 146
Gross financial debt (note 10.5.2)	(b)	870 275	31 065	901 340
Net financial debt	(a) - (b)	3 997 117	449 689	4 446 806

11.5.2.	Schedule of gross financial debt

In €
	Interest rate	At 12/31/2012	Increase	Decrease	At 12/31/2013	Current	Non-current
OSEO PTZ	0.00%	750 000			750 000	187 500	562 500
COFACE prospection insurance	0.00%	119 275	32 000		151 275	0	151 275
Bank overdrafts	4.18%	2	67	2	67	67
Accrued interest and bank commission	2% to 6%	1 000		1 000	0	0
Total		870 276	32 067	1 002	901 341	187 567	713 774
A "prospection insurance" guarantee advance represented by a total expected amount of 214 K€ was obtained in the context of the setting-up of the UK subsidiary in 2011. Amounts of 119 K€ and 32 K€ were received in the first and second years, respectively. Since October 1, 2013, the guarantee agreement entered an early repayment phase, under which repayments shall be made over the next five years based on sales revenue of the Cameleon Software group within the United Kingdom.
An interest-free "innovation" loan of 750 K€ was obtained from OSEO, repayable in 16 quarterly instalments, from March 2014 to December 2017.

Consolidated financial statements, Year ended December 31, 2013

11.6	Other current liabilities

In €
	12/31/2013	12/31/2012
Social welfare contributions	1 717 595	1 515 706
Tax	774 927	772 244
Other operating liabilities	496 911	208 016
Deferred income	3 137 874	4 291 564
Total	6 127 307	6 787 530
Deferred income consists of maintenance contract and SaaS license revenue relating to future periods.
In 2012, maintenance contract renewals were invoiced principally in the month of December in respect of the following year. The software maintenance revenue for such contracts was accounted for in accounts receivable – trade and deferred income. In 2013, the renewals of these contracts in respect of 2014 were principally invoiced in 2014.

Consolidated financial statements, Year ended December 31, 2013

12.	Principal comprehensive income line items

12.1	Revenue

12.1.21.	Revenue by geographical region
The Group's revenue by geographical region is as follows:

In K€	2013	2,012
North America	4 090	2 344
Europe	9 098	8 089
Total	13 188	10 433

12.1.22.	Revenue by category

In K€	2013	2012
Software packages	8 007	7 546
Software services	5 181	2 887
Total	13 188	10 433

12.2	Personnel

In €	2,013	2,012
Salaries	5 623 699	5 069 534
Social charges	2 083 641	1 817 048
Total	7 707 340	6 886 582

•	The French research tax credit reduced personnel expense by 16 K€ and 126 K€ in 2013 and 2012, respectively

•	The French innovation tax credit reduced personnel expense by 45 K€ in 2013

•	The personnel expense recognized in respect of free shares under IFRS 2 amounted to 71 K€ and 151 K€ in 2013 and 2012, respectively.

Consolidated financial statements, Year ended December 31, 2013

12.3	Other operating income
This line item is analyzed as follows:

In €	2,013	2,012
Release of unutilized provisions on trade receivables	1 299	48 032
Gain on disposal of non-current assets	2 822
Foreign exchange gains on operating transactions	10 269
Other	93
Gain on outcome of employee litigation		45 813
Total	14 483	93 845

12.4	Other operating expenses
This line item is analyzed as follows:

In €	2,013	2,012
Directors' fees	16 154	13 731
Loss on disposal of non-current assets		17 033
Customer rebates		7 448
Foreign exchange losses	20 132	18 954
Miscellaneous	1 220
Costs from outcome of employee litigation	8 267	37 001
Total	45 773	94 167

12.5	Non-recurring expenses
In 2013, non-recurring expenses concern costs incurred relating to the public tender offer of PROS Holdings Inc. for Cameleon Software as described in note 7.1. In 2012, this line item related to a 2001 tax assessment at the subsidiary, AC GmbH.

12.6	Net finance income

In €	2,013	2,012
Loan interest	-306
Bank interest
Foreign exchange losses on non- euro denominated bank accounts
Income from short-term investments	78 209	59 869
Foreign exchange gains on non- euro denominated bank accounts	4 749	3 202
Release of provision for impairment of financial assets		2 500
Total	71 158	56 519

Consolidated financial statements, Year ended December 31, 2013

12.7	Income tax

12.7.1.	Income tax disclosures
The French Research tax credit is classified as a deduction from:

•	personnel expenses, for the portion relating to salaries, for 16 K€ and 126 K€ in 2013 and 2012, respectively.

•	external expenses, for the portion relating to R&D subcontracting, for 16 K€ and 112 K€ in 2013 and 2012, respectively.
The French Innovation tax credit is classified as a deduction from:

•	personnel expenses, for the portion relating to salaries, for 45 K€ in 2013.

•	external expenses, for the portion relating to R&D subcontracting, for 23 K€ in 2013.
Tax expense in 2013 comprises 17 K€ of current tax and 8K€ of deferred tax.
No deferred tax asset is recognized as although the French and US companies have begun to utilize the tax losses, management considers that there is insufficient probability of continuing to utilize them in the near future in view of current business conditions.

In K€
	2,013	2,012
Pre-tax income	510	600
Income tax at standard rate	170	200
Actual income tax expense	-25	0
Difference, explained below	145	200
Permanent differences	-77	-40
Non-taxable Research tax credit	34	80
Utilization of French tax losses not previously recognized	221	338
Utilization (increase in) of US tax losses not previously recognized	25	-133
Unrecognized tax losses in other countries	-58	-94
Increase in unrecognized deferred tax		49
Total	145	200

12.7.2.	Unrecognized tax losses

Consolidated financial statements, Year ended December 31, 2013

	Expiry date	12/31/2013	12/31/2012
Cameleon Software SA
Tax losses in KEUR	indefinitely	20 167	20 828
Access Commerce GmbH
Tax losses in KEUR	indefinitely	2 962	2 913
Cameleon Software USA Inc
Tax losses in KUSD	In 12 years	310
Tax losses in KUSD	in 13 years	606	410
Tax losses in KUSD	in 14 years	236	606
Tax losses in KUSD	in 15 years	708	236
Tax losses in KUSD	In 16 years	606	708
Tax losses in KUSD	in 17 years	1 024	606
Tax losses in KUSD	in 18 years	1 121	1 024
Tax losses in KUSD	in 19 years	528	1 121
Tax losses in KUSD	in 20 years		528
Cameleon Software UK
Tax losses in KGBP	indefinitely	355	248

Consolidated financial statements, Year ended December 31, 2013

13.	Other disclosures

13.1	Key figures from the parent company French GAAP financial statements of Cameleon Software SA

In €
	2,013	2,012
Revenue	10 488 507	9 035 424
Results from operating activities	454 745	1 097 615
Net finance costs	3 399
Income before income tax and non-recurring items	458 144	673 589
Net income for the year	583 497	894 967

13.2	Employees
Cameleon Software employees are located at the year-end as follows:

Expressed in full-time equivalents	31/12/2013	31/12/2012
European operations	66	58
North American operations	20	15
Total	86	73

13.3	R&D expenditure

In K€
	2013	2012
R&D expenditure	2 103	1 843
Revenue	13 188	10 433
R&D expenditure/revenue%	15.95%	17.66%
R&D expenditure is expensed as incurred and includes an appropriate portion of general overheads and personnel expenses. It represents an integral part of Cameleon Software's business activity. The related French research tax credit amounted to 32 K€ and 238 K€ in 2013 and 2012, respectively. The amount of the 2013 innovation tax credit was 68 K€.

13.4	Earnings per share

Consolidated financial statements, Year ended December 31, 2013

	2013	2012
	12 months	12 months
Net income	483 872	600 235
Weighted average number of outstanding ordinary shares	11 205 548	10 622 066
Number of treasury shares
Total number of shares (excluding treasury shares)	11 154 733	10 570 193
Effect of potential dilution	1 547 070	1 123 176
Total	12 701 803	11 693 369
Basic earnings per share	0.04	0.06
Diluted earnings per share	0.04	0.05

13.5	Statutory auditors' fees

in K€	KPMG		Jean Pendanx
	2013	2012	2013	2012

Audit of the parent company and consolidated financial statements, of which:	20	20	10	10
Cameleon Software SA	20	20	10	10
Other services	8
Subtotal	28	20	10	10
Other services rendered to the consolidated subsidiaries
Legal, tax, and labor law
Other
Total	28	20	10	10

Consolidated financial statements, Year ended December 31, 2013

14.	Commitments

14.1	Commitments received or given
Bank guarantee from Société Générale for the Labège premises lease representing an amount of 42 K€.
Other disclosures:

•	The number of individual training hours obtained but not yet used by Cameleon Software employees under French labor law amounted to 5,268 at December 31, 2013.
Commitments under finance or operating leases at December 31, 2013 are as follows.

In K€	Amount of future rentals
	Total	< 1 year	1 to 5 years	> 5 years
Telephone system lease	2	2	-	-
Lease of Labège premises	724	172	562	-
Lease of Boulogne-Billancourt premises	587	75	299	213
Lease of US company premises	400	83	317
Vehicle leases ( 9 vehicles)	74	54	20	-
Total	1 787	386	1 198	213

Consolidated financial statements, Year ended December 31, 2013

15.	Market risk management objectives and policies

15.1	Foreign exchange risk
During 2013, revenue was invoiced principally in euros, in US dollars (USD) or in £ sterling (GBP). In 2013, excluding intercompany billings, Cameleon Software SA invoiced for approximately 25 KUSD and 128 KGBP, whereas Cameleon Software Inc. invoiced a total of 5 641 KUSD.
The following table presents the exposure of Cameleon Software's consolidated assets and liabilities to changes in the EUR/USD exchange rate parity.

In K$	12/31/2013
Assets	2 654
Liabilities	1 416
Commitments	552
Net USD position	1 238
Closing EUR/USD exchange rate	1.3791
Net USD position expressed in K€ at the closing EUR/USD exchange rate	898
Effect of a change of +€ 0.01 in the closing EUR/USD exchange rate	9
Note: the above amounts exclude intercompany assets and liabilities.
The following table presents the exposure of Cameleon Software's consolidated assets and liabilities to changes in the EUR/GBP exchange rate parity.

In K£	12/31/2013
Assets	110
Liabilities	14
Commitments	0
Net GBP position	95
Closing EUR/GBP exchange rate	0.8337
Net GBP position expressed in K€ at the closing EUR/GBP exchange rate	115
Effect of a change of +€ 0.01 in the closing EUR/GBP exchange rate	1
Note: the above amounts exclude intercompany assets and liabilities.
In its judgment, the Company may use forward currency sales or options to hedge significant transactions denominated in USD.

15.2	Interest rate risk and risks related to medium-and long-term borrowings
At December 31, 2013, Cameleon Software’s borrowings were in euros, at zero rates of interest. The Company has no unutilized confirmed credit facilities or any debt covenants.

15.3	Equity risk
The Company invests its available cash in money market funds and term deposits with a low risk of loss of value. Its equity risk is therefore not considered significant.

Consolidated financial statements, Year ended December 31, 2013

15.4	Liquidity risk
The Company has undertaken review of its liquidity risk with a horizon in excess of 12 months, and has concluded that it has sufficient resources to meet its future payment obligations.

15.5	Capital management
The principal objective of Cameleon Software’s capital management is to ensure that the Company retains its good credit rating and healthy capital ratios, thereby maintaining a straight-forward and secure future for its long-term sales and for its personnel relationships, and maximizing shareholder value. The Company actively manages its capital structure and adjusts to changing economic conditions. Cameleon Software may continue in the future to increase its share capital in order to achieve the desired equity position.

Consolidated financial statements, Year ended December 31, 2013

16.	Related party disclosures

16.1	Remuneration of principal executive officers
The remuneration of the members of the Board of Directors is set out below:

In €	2013
Name	First name	Office	Fixed remuneration (gross) as employee	Fixed remuneration (gross) as officer	Variable remuneration	Fringe benefits
Soumeillan	Jacques	Chairman and CEO		138 504	83 200	7 474
Asparre	Françoise	Deputy CEO and director		102 067	49 100	4 995
de Bouville	Thibault	CFO and director	105 810		49 100	2 804
All variable remuneration relating to fiscal 2013 was paid at the beginning of 2014.
Directors' fees of €18,798 relating to fiscal 2013 will be paid in 2014 to the three independent directors as follows:

•	Ms Amélie FAURE 6 266€

•	Mr Mike SUTTON 6 266€

•	Mr Philippe GAILLARD 6 266€

In €	2012
Name	First name	Office	Fixed remuneration (gross) as employee	Fixed remuneration (gross) as officer	Variable remuneration	Fringe benefits
Soumeillan	Jacques	Chairman and CEO	135 000	60 000	7 474
Asparre	Françoise	Deputy CEO and director	99 201	35 000	4 995
de Bouville	Thibault	CFO and director	102 846	35 000	2 804
All variable remuneration relating to fiscal 2012 was paid at the beginning of 2013.
Directors' fees of €13,154 relating to fiscal 2012 will be paid in 2013 as follows to the three independent directors:

•	Ms Amélie FAURE 4 308€

•	Mr Mike SUTTON 4 308€

•	Mr Philippe GAILLARD 4 538€

Consolidated financial statements, Year ended December 31, 2013

In €	2011
Name	First name	Office	Fixed remuneration (gross) as employee	Fixed remuneration (gross) as officer	Variable remuneration	Fringe benefits
Soumeillan	Jacques	Chairman and CEO		135 000	43 930	6 696
Asparre	Françoise	Deputy CEO and director		100 008	21 280	4 878
de Bouville	Thibault	CFO and director	101 386		20 480	2 838
All variable remuneration relating to fiscal 2011 was paid at the beginning of 2012.
Directors' fees of €13,589 relating to fiscal 2011 will be paid in 2012 to the three independent directors as follows:

•	Ms Amélie FAURE 4 294 €

•	Mr Mike SUTTON 4 471 €

•	Mr Philippe GAILLARD 4 824 €
Mr Soumeillan, Ms Asparre and Mr de Bouville are also members of the Company’s supplementary defined retirement benefits plan open to all Cameleon Software SA employees with employer contributions capped at a maximum of 1% of gross remuneration.
Ms Asparre and Mr Soumeillan are entitled to receive unemployment benefits under a private plan (GSC) paid for by the Company as they do not have employment contracts and cannot be covered under the state unemployment insurance scheme.
Mr Soumeillan, Ms Asparre and Mr de Bouville have received share options under the plan described in note 10.1.3. In 2011, a total of 550 000 free shares were granted, subject to a service condition of two years, to Ms Asparre (140 000 shares), Mr Soumeillan (270 000 shares) and Mr de Bouville (140 000 shares), representing a total IFRS 2 expense of 303 K€ recognized for 80K€, 151K€ and 71K€ in 2011, 2012 and 2013, respectively.

16.2	Remuneration of executive officers
The variable remuneration of members of the Board of Directors is determined on an individual basis by the Board under criteria based on the operating performance of the Company and on the individual performance of each member (in qualitative and quantitative terms) over the year.

16.3	Arrangements for the termination of service of executive officers
At its meeting on April 19, 2013, the Board of Directors determined the following arrangements in the event of termination of service of executive officers, in particular the compensation to which they would be entitled;

•	Mr Soumeillan

Consolidated financial statements, Year ended December 31, 2013

In the event that Mr Soumeillan’s position as Cameleon Software’s Chairman and Chief Executive Officer is terminated or not renewed for whatever reason, he shall receive a termination indemnity as set out below. Under article L. 225-42-1 of the French Commercial code, payment of the indemnity is subject to at least one of the two following performance conditions being met:

•
An increase in the consolidated revenue of the Company and its subsidiaries under constant scope, as shown by the consolidated financial statements of the latest fiscal year, as authorized for issue by the Board of Directors, compared to that of the preceding year; or

•
an increase in excess of 1% in consolidated net income of the Company and its subsidiaries, as shown by the consolidated financial statements of the latest fiscal year, as authorized for issue by the Board of Directors.

In the event that the two above conditions are met, Mr Soumeillan's termination indemnity shall be equal to the total gross remuneration (fixed and variable) that he received from the Company in the 24 months prior to the date of his termination or non-renewal. In the event that only one of the above conditions is met, Mr Soumeillan's termination indemnity shall be equal to the total gross remuneration (fixed and variable) that he received from the Company in the 18 months prior to the date of his termination or non-renewal. In the event that neither of the above conditions is met, Mr Soumeillan shall not be entitled to any termination indemnity. The date of his termination or non-renewal is the date on which the competent body of the Company decides to end his appointment. For the purpose of clarity, it should be noted that his termination indemnity shall be paid, subject to the above performance condition, only in the event of termination or non-renewal of his appointment as Chairman of the Company and not on the event of his resignation from the function. Equally, no termination indemnity shall be due in the event that the Company decides to separate the functions of Chairman and CEO, on the condition that Mr Soumeillan retains at least one of the two. This termination indemnity is independent of any other indemnity (including a non-compete indemnity) that the Company may be required to pay to Mr Soumeillan on the loss of his appointment. The termination indemnity may not be paid to Mr Soumeillan until the Board of Directors has formally approved the respect of one or more of the above performance conditions.

•	Ms Asparre
In the event that Ms Asparre’s position as Cameleon Software’s Deputy Chief Executive Officer is terminated or not renewed for whatever reason, she shall receive a severance indemnity as set out below. Under article L. 225-42-1 of the French Commercial code, payment of the indemnity is subject to at least one of the two following performance conditions being met:

•
An increase in the consolidated revenue of the Company and its subsidiaries under constant scope, as shown by the consolidated financial statements of the latest fiscal year, as authorized for issue by the Board of Directors, compared to that of the preceding year; or

•
an increase in excess of 1% in consolidated net income of the Company and its subsidiaries, as shown by the consolidated financial statements of the latest fiscal year, as authorized for issue by the Board of Directors.

In the event that the two above conditions are met, Ms Asparre's termination indemnity shall be equal to the total gross remuneration (fixed and variable) that she received from the Company in the 24 months prior to the date of her termination or non-renewal. In the event that only one of the above conditions is met, Ms Asparre's termination e indemnity shall be equal to the total gross remuneration (fixed and variable) that she received from the Company in the 18 months prior to the date of her termination or non-renewal. In the event that neither of the above conditions is met, Ms Asparre shall not be entitled to any termination indemnity. The date of her termination or non-renewal is the date on which the competent body of the Company decides to end her appointment. For the purpose of clarity, it should be noted that her termination indemnity shall be paid, subject to the above performance condition, only in the event of termination or non-renewal of her appointment as Deputy CEO of the Company and not in the event of her resignation from the function. This termination indemnity is independent of any other indemnity (including a non-compete indemnity) that the Company may be required to pay to Ms Asparre on the loss of her appointment. The termination indemnity may not be paid to Ms Asparre until the Board of Directors has formally approved the respect of one or more of the above performance conditions.

Consolidated financial statements, Year ended December 31, 2013

These termination arrangements were approved by the shareholders' general meeting held on May 22, 2013.

16.4	Other disclosures
The Company has business relationships (bank account management services, medium- and long-term borrowings, foreign currency hedging arrangements, bank advisory services) that are conducted under arm’s length conditions with certain commercial banks (Société Générale, BNP and Banque Populaire Toulouse Pyrénées, JP Morgan Chase and National Bank of Canada). Funds associated with these commercial banking groups may make equity investments in the Company due to its status as a listed company.
There are no other relations with companies associated with the Cameleon Software group.

Consolidated financial statements, Year ended December 31, 2013

17.	Events after the reporting date
On January 8, 2014, PROS Holdings, Inc. and Cameleon Software announced the successful conclusion of the friendly public tender offer made by the former for the latter’s shares, as described in note 7.1.